Exhibit 99.2

VININGS HOLDINGS, INC.

PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET DATA

DECEMBER 31, 2020 (UNAUDITED)

Assets	Coeptis	Vinings	Pro forma Adjustments	NR	Combined
Current Assets
Cash	$202,965	$6,355	$(51,045)	2	$158,275
Accounts receivable	21,786	–			21,786
Inventories	–	–			–
Total Current Assets	224,751	6,355	(51,045)		180,061

Furniture and equipment, net	15,507	–	–		15,507
License right	–	–			–
Right of use asset, net of accumulated amortization	58,225				58,225
Other assets	2,000				2,000
	$300,484	$6,355	$(51,045)		$255,794

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$1,623,840	$–			$1,623,840
Accrued expenses	732,146				732,146
Notes payable, current portion	1,277,500	–			1,277,500
Notes payable, related parties, current portion	604,000				604,000
Right of use liability, current portion	41,618	–			41,618
Other Payable	–	–			–
Advances from related parties		51,045	(51,045)	2	–
Deferred revenue	1,000,000	–			1,000,000
TOTAL CURRENT LIABILITIES	5,279,104	51,045	(51,045)		5,279,104

LONG TERM LIABILITIES
Note payable	150,000	–			150,000
Right of use liability, non-current portion	14,723	–			14,723
Total Non current liab	164,723	–			164,723
Total Liabilities	5,443,826	51,045	(51,045)		5,443,826
COMMITMENTS AND CONTINGENCIES					–
					–
STOCKHOLDERS' EQUITY (DEFICIT)					–
Series B Preferred shares		1			1
Vinings' common stock, $ .0001 par value					–
1,588,800 shares issued and outstanding		171	(171)	1	–
Coeptis' Common stock, $ .0001 par value					–
25,178,840 shares issued and outstanding	2,519	–			2,519
Additional paid-in capital	8,954,985	545,527	(590,218)	1	8,910,294
Common stock Subscribed	–	–			–
Accumulated deficit	(14,100,846)	(590,389)	590,389	1	(14,100,846)
Total stockholders' equity	(5,143,342)	(44,690)	–		(5,188,032)
Total liabilities and stockholders' equity	$300,484	$6,355	$(51,045)		$255,794

Shares	25,178,840	1,588,800			26,767,640
Book value per share	$(0.20)	$(0.03)			$(0.19)

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VININGS HOLDINGS, INC.

PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2020 (UNAUDITED)

	Coeptis	Vinings	Pro forma Adjustments	NR	Combined
SALES
	$14,561				$14,561
Sales	16,200				16,200
Total Sales	30,761				30,761
Cost of goods, including obsolesence	964,217				964,217
Gross Profit	(933,456)	–			(933,456)
					–
COST OF OPERATIONS					–
Research and development	3,543				3,543
General and administrative expenses	5,769,604	566,678	(566,678)	3	5,769,604
Selling and marketing	6,608				6,608
Interest expense	148,192				148,192
	5,927,947	566,678	(566,678)		5,927,947
LOSS FROM OPERATIONS	(6,861,403)	(566,678)	566,678		(6,861,403)
					–
OTHER INCOME (EXPENSE)					–
Royalties & Licensing Fees	(2,294,883)				(2,294,883)
Gain on sale of research and development	–				–
Interest (expense) -related party		(5,306)	5,306	3	–
Gain (loss) on divestitures of subsidiaries		(5,000)	5,000	3	–
TOTAL OTHER INCOME (EXPENSE)	(2,294,883)	(10,306)	10,306		(2,294,883)
					–
LOSS BEFORE INCOME TAXES	(9,156,287)	(576,984)	576,984		(9,156,287)
INCOME TAXES (BENEFIT)	–	–			–
NET LOSS	$(9,156,287)	$(576,984)	$576,984		$(9,156,287)

LOSS PER SHARE
Loss per share, basic and fully diluted	$(0.51)	$(0.36)	$(0.36)		$(0.51)

Weighted average number of common shares outstanding	18,083,430	1,609,498	(1,609,498)		18,083,430

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Vinings Holdings, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Description of transactions

On February 12, 2021, Vinings Holdings, Inc. (“Vinings”, ‘‘we’’, ‘‘us’’ or the “Company”) acquired Coeptis Pharmaceuticals, Inc. (“Coeptis”) in an all-stock transaction. The acquisition of Coeptis was accomplished through a reverse merger of Coeptis and into Vinings, with Coeptis determined to be the accounting acquirer of Vinings. As such, the proforma financial statements of the registrant are those of Coeptis and, in connection with the acquisition, Coeptis’ shares of common stock was exchanged for an equal number of shares of common stock of Vinings.

Note 2 – Basis of presentation

The unaudited pro forma combined financial information is based on the historical consolidated financial information of Vinings and Coeptis and has been prepared to give the effect of the Vinings and Coeptis Merger.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting, with Coeptis considered the accounting acquirer and Vinings the legal survivor. The merger is a reverse merger where the accounting acquirer is not the same as the legal acquirer.

To prepare the unaudited pro forma combined financial information, the accounts and balances of Coeptis were continued as the accounting survivor of the reverse merger with the operating results of Vinings adjusted through the accumulated deficit and additional paid-in-capital accounts of Vinings such that the post-merger accounts and balances remain those of Coeptis and the equity accounts remain those of Vinings, the legal surviving entity, giving effect to the exchange of shares between the stockholders. As a result, the following proforma adjustments have been made. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited transaction accounting adjustments contained herein.

Note 3 – Pro Forma Adjustments

1.	At the time of the merger, all of the outstanding common shares of Vinings were exchanged one for one for the outstanding shares of Coeptis. Additionally, 25,178,840 common stock shares of Vinings were issued to the new controlling shareholders.

2.	At the time of the merger, cash was paid by Coeptis to Vinings repaying in full the liability for advances and accrued interest to related parties.

3.	At the time of the merger, Vinings’ accumulated deficit totaling $590,389, including $576,984 related to operations for the year ended December 31, 2020, was eliminated and adjusted into the additional paid-in-capital of Coeptis.

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